Exhibit 3.63

BYLAWS

OF

RT ONE PERCENT HOLDINGS, INC.

(a Delaware corporation)

ARTICLE 1

OFFICES

RT One Percent Holdings, Inc. (the “Corporation”) shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located in or outside of the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE 2

STOCKHOLDERS’ MEETINGS

2.1 Places of Meetings. All meetings of stockholders shall be held at such place or places inside or outside of the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of the State of Delaware.

2.2 Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as may be designated from time to time by the Board of Directors within four months after the end of each fiscal year of the Corporation. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided by Article 9 of these Bylaws.

2.3 Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors and shall be called by the President or Secretary or an Assistant Secretary at the written request of the holders of at least 50% of the total number of shares of stock then outstanding and entitled to vote stating the specific purpose or purposes thereof. Written notice of the time, place and specific purposes of such meeting shall be given by mail to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided in Article 9 of these Bylaws.

2.4 Voting. At all meetings of stockholders, each stockholder entitled to vote on the record date, as determined under Section 6.3 of these Bylaws or, if not so determined, as prescribed under the laws of the State of Delaware, shall be entitled to one vote for each share of stock standing of record in his name, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or any amendment thereto.

2.5 Quorum. At any meeting of stockholders, a majority of the number of shares of stock outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitation as may be imposed under the laws of the State of Delaware. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by express provision of the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern.

2.6 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation or any amendment thereto or by the laws of the State of Delaware, any action required by the laws of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action which may otherwise be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if: (i) a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (ii) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the laws of the State of Delaware.

ARTICLE 3

BOARD OF DIRECTORS

3.1 Powers. The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the laws of the State of Delaware, subject to such limitations as may be provided by the Certificate of Incorporation or these Bylaws.

3.2 Number and Qualification. A Board of Directors shall be elected at each annual meeting of stockholders, each director so elected to serve until the election and qualifications of his successor or until his earlier resignation or removal as provided in these Bylaws. The initial number of directors shall be such as may be determined by the incorporator and thereafter the number of directors shall be not less than one (1) and not more than nine (9), the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least 50% of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class, as provided in the Certificate of Incorporation. Each director shall serve for a term of one (1) year or until the election and qualification of his successor or until his earlier resignation or removal as provided in the Certificate of Incorporation or these Bylaws. Any employee of the Corporation or a subsidiary of the Corporation who serves on the Board of Directors shall be deemed to have tendered his resignation from the Board of Directors at the time such employee gives notice of termination of his employment with the Corporation or any subsidiary, as the case may be, or upon the termination of such employment for any reason, whichever occurs first; provided, however, that the Board of Directors, in its sole discretion, may decline to accept the resignation of the former employee from the Board of Directors if the former employee agrees to continue to serve on the Board of Directors notwithstanding the termination of his employment and if the Board of Directors determines that the continued service of the former employee on the Board of Directors is in the best interests of the Corporation and its stockholders. In case of an increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article 5 of these Bylaws. Directors need not be stockholders, nor need they be residents of the State of Delaware.

3.3 Compensation. The Board of Directors, or a committee thereof, may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for attendance at all meetings of the Board of Directors or any committee thereof, and determine the amount of such fees and compensation. Directors shall in any event be paid their traveling expenses for attendance at all meetings of the Board or committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board or any committee thereof.

3.4 Meetings and Quorum. Meetings of the Board of Directors may be held either inside or outside of the State of Delaware. A quorum shall be one-half (1/2) of the then authorized number of directors, but not less than two (2) directors, provided, however, that if a Board of Directors consisting of one (1) director is authorized, then one (1) director shall constitute a quorum.

The Board of Directors shall, at the close of each annual meeting of stockholders and without further notice other than these Bylaws, if a quorum of directors is then present or as soon thereafter as may be convenient, hold a regular meeting for the election of officers and the transaction of any other business. At such meeting they shall elect a President and a Secretary and such other officers as they deem proper.

The Board of Directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the President and must be called by the President or the Secretary or an Assistant Secretary upon the request of any director.

Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director by mailing the same to each director at his residence or business address at least two (2) days before the meeting or by delivering the same to him personally or by telephone or telegraph at least one (1) day before the meeting unless, in case of exigency, the President or the Secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, cable or wireless to all or any one or more of the directors at their respective residences or places of business.

Notice of any meeting shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by the laws of the State of Delaware, the Certificate of Incorporation, the Bylaws or the Board of Directors.

3.5 Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, provide for an Executive Committee of two or more directors and shall elect the members thereof to serve at the pleasure of the Board of Directors and may designate one of such members to act as chairman. The Board of Directors may at any time change the membership of the Executive Committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of such committee, or dissolve it. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise any or all of the powers of the Board of Directors in the management or direction of the business and affairs of the Corporation and under the Bylaws to the extent authorized by resolution adopted by a majority of the whole Board of Directors and to such limitations as may be imposed by the laws of the State of Delaware.

The Executive Committee may determine its rules of procedure and the notice to be given of its meeting, and it may appoint such other committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum.

The Board of Directors may by resolution provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board.

3.6 Conference Telephone Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

3.7 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE 4

OFFICERS

4.1 Titles and Election. The officers of the Corporation shall be the President, the Secretary and the Treasurer, all of whom shall initially be elected as soon as convenient by the Board of Directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors except as may otherwise be approved by the Board of Directors, or until his earlier resignation, removal under these Bylaws or other termination of his employment. Any person may hold more than one office if the duties can be consistently performed by the same person and to the extent permitted by the laws of the State of Delaware.

The Board of Directors, in its discretion, may also at any time elect or appoint one or more Vice Presidents, a Chief Operating Officer and one or more Assistant Secretaries and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board of Directors, except as may otherwise be approved by the Board of Directors, or until his earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board of Directors or, if not prescribed or determined by the Board of Directors, the President or the then senior executive officer may prescribe or determine. The Board of Directors may require any officer or other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the Board may require.

4.2 Duties. Subject to such extension, limitations, and other provisions as the Board of Directors may from time to time prescribe or determine, the following officers shall have the following powers and duties:

(a) President. The President shall exercise the powers and authority and perform all of the duties commonly incident to his office, shall preside at all meetings of the stockholders and of the Board of Directors if he is a director, and shall perform such other duties as the Board of Directors shall specify from time to time. The President or a Vice President, unless some other person is thereunto specifically authorized by the Board of Directors, shall sign all certificates for shares, bonds, debentures, promissory notes, deeds and contracts of the Corporation.

(b) Vice Presidents. The Vice President or Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the President if the Board of Directors does not do so. In the absence or disability of the President, the Vice Presidents in order of seniority may, unless otherwise determined by the Board of Directors, exercise the powers and perform the duties pertaining to the office of President, except that if one or more Vice Presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the office of President.

(c) Secretary. The Secretary or in his absence an Assistant Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors and any committee thereof, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, shall perform all of the duties commonly incident to his office and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the President if the Board of Directors does not do so.

(d) Treasurer. The Treasurer or in his absence an Assistant Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the monies, funds, securities, valuable papers and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or by the President if the Board of Directors does not do so. He may endorse for deposit or collection all checks, notes, and similar instruments payable to the Corporation or to its order. He shall keep accurate books of account of the Corporation’s transactions, which shall be the property of the Corporation, and together with all of the property of the Corporation in his possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and/or the President of the Corporation, whenever they may require it, an account of all his transactions and of the financial condition of the Corporation. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the President if the Board of Directors does not do so.

(e) Assistant Secretaries and Treasurers. Assistants to the Secretaries and Treasurers may be appointed by the President or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the President or the Board of Directors.

4.3 Delegation of Authority. The Board of Directors may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

4.4 Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors or a committee thereof, and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same.

ARTICLE 5

RESIGNATIONS, VACANCIES AND REMOVALS

5.1 Resignations. Any director or officer may resign at any time by giving written notice thereof to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

5.2 Vacancies.

(a) Directors. Any vacancy in the Board of Directors caused by reason of death, incapacity, resignation, removal, increase in the authorized number of directors or otherwise, shall be filled by the holders of a majority of the shares then entitled to vote at an election of directors. Any director so filling such a vacancy shall serve until the next annual meeting of stockholders and the election and qualification of his successor or until his earlier resignation or removal as provided in the Certificate of Incorporation or these Bylaws.

(b) Officers. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

5.3 Removals.

(a) Directors. Except as may otherwise be provided by the General Corporation Law of Delaware, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

(b) Officers. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may appoint a successor; provided that if action is to be taken to remove the President, the notice of meeting or waiver of notice thereof shall state that one of the purposes of the meeting is to consider and take action on his removal.

ARTICLE 6

CAPITAL STOCK

6.1 Certificates of Stock. Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the Corporation in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. Any or all of such signatures may be in facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.2 Transfer of Stock. Shares of the capital stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

6.3 Record Dates. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or to express consent to corporate action in writing without a meeting, or in order to make a determination of stockholders for any other proper purposes, the Corporation’s stock transfer books shall not be closed, but a record date shall be set by the Board of Directors and, upon that date, the Corporation or its transfer agent shall take a record of the stockholders without actually closing the stock transfer books. Such record date shall not be more than sixty (60) days, nor less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

If no such record date is fixed by the Board, the record date shall be that prescribed by the laws of the State of Delaware.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.4 Lost Certificates. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of Directors or the Executive Committee, or by the President if the Board of Directors or the Executive Committee does not do so.

ARTICLE 7

FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.

7.1 Fiscal Year. The fiscal year of the Corporation shall end on the first Tuesday following May 30 each year, unless otherwise fixed by resolution of the Board of Directors.

7.2 Bank Deposit, Checks, Etc. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors or the Executive Committee, or by such officer or officers as the Board of Directors or the Executive Committee may authorize to make such designations.

All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by the President or such other person or persons as may be designated from time to time by the Board of Directors or the Executive Committee. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

ARTICLE 8

BOOKS AND RECORDS

8.1 Place of Keeping Books. The books and records of the Corporation may be kept outside of the State of Delaware.

8.2 Examination of Books. Except as may otherwise be provided by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by law or authorized by express resolution of the stockholders or of the Board of Directors.

ARTICLE 9

NOTICES

9.1 Requirements of Notice. Whenever notice is required to be given by statute, the Certificate of Incorporation or these Bylaws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute postage prepaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.

9.2 Waivers. Any stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by statute, the Certificate of Incorporation or these Bylaws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any meeting of stockholders and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by any statute, the Certificate of Incorporation or these Bylaws.

ARTICLE 10

SEAL

The corporate seal of the Corporation shall be in such form as the Board of Directors shall determine from time to time and may consist of a facsimile thereof or the word “SEAL” enclosed in parentheses.

ARTICLE 11

POWERS OF ATTORNEY

The Board of Directors or the Executive Committee may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without power of substitution.

In the absence of any action by the Board of Directors or the Executive Committee, any officer of the Corporation may execute, for and on behalf of the Corporation, waivers of notice of meetings of stockholders and proxies, or may vote shares directly, for such meetings of any company in which the Corporation may hold voting securities.

ARTICLE 12

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

The Corporation shall indemnify its directors, officers and employees to the extent provided in the Corporation’s Certificate of Incorporation.

ARTICLE 13

AMENDMENTS

Except as provided otherwise by the laws of the State of Delaware, the Certificate of Incorporation or elsewhere in these Bylaws, these Bylaws may be amended or repealed either:

(a) at any meeting of stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting; or

(b) at any meeting of the Board of Directors by a majority vote of the directors then in office; provided that the notice of such meeting of stockholders or directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.

ARTICLE 14

AGREEMENT AMONG STOCKHOLDERS

If any provision of these Bylaws shall be inconsistent or in conflict with any written agreement among the stockholders of the Corporation, the applicable provisions of such agreement shall control and take precedence over the terms of these Bylaws notwithstanding any provision of these Bylaws.